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                                                                  EXHIBIT 10(NN)

                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made as of the 19TH (WTH) day of October, 1998, between C-COR ELECTRONICS, INC., a Pennsylvania corporation ("Corporation") and W. T. Hanelly, with an address at 2374 Oak Leaf Dr., State College, PA 16803 ("Officer"),

                                  WITNESSETH:

     WHEREAS, Officer is an officer of Corporation and in such capacity is performing a valuable service for Corporation; and

     WHEREAS, the stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers and directors of Corporation to the fullest extent now or hereafter permitted by law ("the "Law"); and

     WHEREAS, the Bylaws and the Law provide specifically that they are not exclusive, and thereby contemplate that contracts may be entered into between Corporation and its officers with respect to indemnification of such officers; and

     WHEREAS, in accordance with the authorization provided by the Bylaws and the Law, Corporation has purchased and presently maintains a policy or policies of Directors' and Officers' Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for Corporation; and

     WHEREAS, recent developments with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to officers thereby; and

     WHEREAS, in order to resolve such questions and thereby induce officer to continue to serve as an officer of Corporation, Corporation has determined and agreed to enter into this contract with Officer,

     NOW, THEREFORE, in consideration of Officer's continued service as an officer after the date hereof, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Indemnity of Officer. Corporation hereby agrees to hold harmless and indemnify Officer to the full extent authorized or permitted by the provisions of the Law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof.

      2. Maintenance of Insurance and Self Insurance.

      (a) Corporation represents that it presently has in force and effect policies of D&O Insurance in insurance companies and amounts as follows (the "Insurance Policies"):

Insurer                         Amount          Deductible
Gulf Insurance Company          $10,000,000     $250, 000 Insured
                                                Organization
Tamarack American               $10,000,000     $250,000 Insured
                                excess of       Organization
                                $10,000,000

     Subject only to the provisions of Section 2 (b) hereof, Corporation hereby agrees that, so long as Officer shall continue to serve as an officer of Corporation (or shall continue at the request of Corporation to serve as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Officer was an officer of Corporation (or served in any of said other capacities), Corporation will purchase and maintain in effect for the benefit of Officer one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

     (b) Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of Corporation, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

     (c) In the event Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance pursuant to the provisions of Section 2 (b) hereof, corporation agrees to hold harmless and indemnify Officer to the full extent of the coverage which would otherwise have been provided for the benefit of Officer pursuant to the Insurance Policies.

     3.  Additional Indemnity.   Subject only to the exclusions set forth in
Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Officer:

     (a) Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes an officer, director, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

     (b) Otherwise to the fullest extent as may be provided to Officer by Corporation under the non-exclusivity provisions of Section 7-1 of the Bylaws of Corporation and the Law.

     4. Limitations on Additional Indemnity.   No indemnity pursuant to Section
3 hereof shall be paid by Corporation:

     (a) Except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of $1,000 plus the amount of such losses for which officer is indemnified either pursuant to Sections 1 or 2 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;

     (b) In respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of Law;

     (c) On account of any suit in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

     (d) On account of Officer's conduct which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct or recklessness; and
     (e) If a final decision by a court of competent jurisdiction shall determine that such indemnification is not lawful.

     5.  Continuation of Indemnity.   All agreements and obligations of
Corporation contained herein shall continue during the period Officer is an officer, director, employee or agent of Corporation (or is or was serving at the request of Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether, civil, criminal or investigative, by reason of the fact that officer was an officer of Corporation or serving in any other capacity referred to herein.

     6.  Notification and Defense of Claim.   Promptly after receipt by Officer
of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which officer notifies Corporation of the commencement thereof:

     (a) Corporation will be entitled to participate therein at its own expense; and

     (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from Corporation to Officer of its election so to assume the defense thereof, Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of officer unless (i) the employment of counsel by Officer has been authorized by Corporation, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between Corporation and Officer in the conduct of the defense of such action or, (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Officer shall have made the conclusion provided for in (ii) above.

     (c) Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer's written consent. Neither Corporation or Officer will unreasonably withhold its or his consent to any proposed settlement.

     7.  Repayment of Expenses.   Officer will reimburse Corporation for all
reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent that it shall be ultimately determined that Officer is not entitled to be indemnified by Corporation for such expenses under the provisions of the Law, the Bylaws, this Agreement or otherwise.

     8.  Enforcement.   (a)   Corporation expressly confirms and agrees that it
has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Officer to continue as an officer of Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

     (b) In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Officer for all of Officer's reasonable fees and expenses in bringing and pursuing such action.

     9.  Separability.   Each of the provisions of this Agreement is a separate
and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions hereof.

     10. Governing Law; Binding Effect; Amendment and Termination.   (a)   This
Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     (b) This Agreement shall be binding upon Officer and upon Corporation, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.
     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                          C-COR ELECTRONICS, INC.

                                          By:  David A. Woodle
                                          President and CEO

                                          W. T. Hanelly
                                          Employee